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                                                                    EXHIBIT 23-B


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Post-Effective Amendment No. 2 to the Registration Statement (Form S-2 No. 333-26727) and related Prospectus of TruServ Corporation for the registration of $40,891,000 of Variable Denomination Floating Rate Demand Notes of our report dated March 25, 1999, with respect to the consolidated financial statements of TruServ Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP

Chicago, Illinois

May 7, 1999


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